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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 20, 2005
                        (Date of earliest event reported)

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                           ARLINGTON HOSPITALITY, INC.
             (Exact name of registrant as specified in its charter)

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           Delaware                       0-15291                 36-3312434
(State or other jurisdiction of         (Commission             (IRS Employer
        incorporation)                   File No.)           Identification No.)

                        2355 South Arlington Heights Road
                                    Suite 400
                        Arlington Heights, Illinois 60005
                    (Address of Principal Executive Offices)

                                 (847) 228-5400
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
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[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
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     Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.04 - TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL
OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

         As previously described in our Form 10-Q for the quarter ended March 31, 2005, our subsidiary did not make the May 2005 monthly rent payment for the 18 hotels leased by it from PMC Commercial Trust ("PMC") pursuant to the Master Lease Agreement, as amended (the "PMC lease"), in the total amount of approximately $310,000. Additionally, our subsidiary has only partially paid the real estate taxes for 12 of the 18 leased hotels. Our subsidiary's obligations under the PMC lease are guaranteed by us. As a result of the failure to make the May 2005 lease payment, we received a letter from PMC purporting that we were in default of the PMC lease as of May 13, 2005. As a result of this purported default, on May 23, 2005, we received a letter from PMC's legal counsel notifying us that we are also in default of the Proceeds Deficit Note (the "Note") payable by us to PMC, which Note is further evidenced and governed by the Proceeds Deficit Loan Agreement (the "Loan Agreement"), and that PMC has exercised its option to accelerate the maturity of the Note, together with all interest and other charges due under the Loan Agreement. The letter specifies that the principal balance of the Note is approximately $845,000, and that all indebtedness owing under the Note and Loan Agreement is immediately due and payable. Additionally, we were notified that from May 23, 2005, the Note shall bear interest at the Default Rate (15% per annum) as defined in the Loan Agreement. The Note and Loan Agreement have been previously described in our SEC filings and are filed as exhibits to our Form 8-K filed on October 7, 2004.

ITEM 8.01 - OTHER EVENTS

         As described in Item 2.04 above, as a result of the failure to pay the May 2005 lease payments to PMC pursuants to the PMC lease and to pay in full the real estate taxes for 12 of the 18 leased hotels, by a letter dated May 16, 2005, PMC terminated our subsidiary's right to possession of all leased properties and demanded possession by various dates beginning on May 20, 2005. On May 20, 2005, PMC filed a lawsuit against us and our subsidiary in the District Court of Collin County, Texas, 296th Judicial District, Cause No. 296-1673-05. We received notice of the lawsuit on May 20, 2005. The lawsuit seeks a temporary restraining order be entered against us and our subsidiary and seeks payment of the past due rent and real estate taxes. The temporary restraining order was granted ex parte on May 20, 2005. The order, among other things, restrains us from using income from the 18 leased hotels without PMC's prior approval. In addition to the injunctive action, the lawsuit alleges that pursuant to our guaranty of the PMC lease, we are responsible for the full amount of the past due rent together with late charges and costs and attorney's fees.

         On May 25, 2005, we filed an emergency motion to dissolve the temporary restraining order. Our motion, among other things, alleges that (i) injunctive relief is inappropriate because PMC has failed to show that the harm is imminent, that any harm that will occur without a temporary restraining order is irreparable and that there is no adequate remedy at law, (ii) the terms of the temporary restraining order are too indefinite to be enforced, (iii) the temporary restraining order constitutes a de facto receiver order, (iv) the bond for the temporary restraining order is inadequate, and (v) venue is not proper in Collin County, Texas. Based on the foregoing, we believe that the court should dissolve the temporary restraining order. The motion is scheduled to be heard by the court on Friday, May 27, 2005 at 9:00 a.m.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  May 26, 2005


                                        Arlington Hospitality, Inc.
                                        (Registrant)

                                        By:  /s/ Stephen K. Miller
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                                                 Stephen K. Miller
                                                 Interim Chief Executive Officer

                                        By:  /s/ James B. Dale
                                             -----------------------------------
                                                 James B. Dale
                                                 Senior Vice President and
                                                 Chief Financial Officer